                                                                   Exhibit 10.7





           =========================================================


                     STOCK PURCHASE AND EXCHANGE AGREEMENT



                                     among




               FOOD 4 LESS HOLDINGS, INC., a Delaware corporation

             FOOD 4 LESS SUPERMARKETS, INC., a Delaware corporation

                 CLH SUPERMARKET CORP., a Delaware corporation

                                      and

                   THE PURCHASERS LISTED ON SCHEDULE I HERETO

                          ___________________________


                                     Dated

                                 June 14, 1995


                          ___________________________


           =========================================================

                     STOCK PURCHASE AND EXCHANGE AGREEMENT


                 STOCK PURCHASE AND EXCHANGE AGREEMENT (this "Agreement"), dated as of June 14, 1995, by and among Food 4 Less Holdings, Inc., a Delaware corporation (the "Company"), Food 4 Less Supermarkets, Inc., a Delaware corporation ("Supermarkets"), CLH Supermarket Corp., a Delaware corporation ("CLH"), and each of the purchasers listed on Schedule 1 hereto (the "Purchasers").

                 NOW, THEREFORE, the parties hereto hereby agree as follows.


                                  ARTICLE I


                                 DEFINITIONS

                          (a)   As used in this Agreement, the following terms
shall have the following meanings:

                 "Acquisition" means the acquisition of the stock of Ralphs pursuant to the Acquisition Agreement, the merger of Supermarkets with and into Ralphs and the merger of Ralphs Grocery with and into the surviving corporation of such merger.

                 "Acquisition Agreement" means the Agreement and Plan of Merger, dated as of September 14, 1994, by and among Food 4 Less, Holdings, the Company, Supermarkets, Ralphs and the stockholders of Ralphs, as amended by Amendment No. 1 thereto, dated as of January 12, 1995, Amendment No. 2 thereto, dated as of February 24, 1995, Amendment No. 3 thereto, dated as of April 26, 1995, and Amendment No. 4 thereto, dated as of June 14, 1995.

                 "Acquisition Documents" shall mean (i) the Commitment Letter,
(ii) this Agreement, (iii) the Acquisition Agreement, (iv) the Financing Documents and (v) all other documents and agreements referred to in Section 7.2(d) and (e) that have been executed on or prior to the date hereof.

                 "Affiliate" means, with respect to any person means any other person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Agreement" shall have the meaning set forth in the Preamble.

                 "Applicable Law" means, with respect to any person, any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any Governmental Authority to which such person or any of its subsidiaries is bound or to which any of their respective properties is subject.

                 "Certificate" means the Certificate of Incorporation of the Company in the form attached as Exhibit A to the Stockholders Agreement.

                 "Charter" with respect to any corporation means the certificate of incorporation or articles of incorporation of such corporation.

                 "CLH" shall have the meaning set forth in the Preamble.

                 "Commission" means the United States Securities and Exchange Commission.

                 "Commitment Letter" means the letter agreement, dated August 31, 1994 and amended on January 15, 1995 and April 27, 1995, by and among Apollo Advisors, L.P., on behalf of one or more managed entities, Yucaipa, Food 4 Less, Holdings and Supermarkets.

                 "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

                 "Company" shall have the meaning set forth in the Preamble.

                 "Dealer Manager Agreement" means the Dealer Manager Agreement, dated January 25, 1995, as amended on May 12 and May 31, 1995, by and among Food 4 Less, Holdings, Supermarkets and its subsidiaries, Ralphs, BT Securities Corporation, CS First Boston Securities Corporation and Donaldson, Lufkin and Jenrette Securities Corporation.

                 "Debt Partnership" means RGC Partners, L.P., a Delaware limited partnership, formed for the purpose of acquiring $193,363,570 principal amount (at maturity) of Discount Debentures.

                 "Debt Partnership Letter" means the letter agreement, dated April 26, 1995, by and among Yucaipa RGC L.L.C., FFL Investors L.L.C., BT Investment Partners, Inc.,





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

CS First Boston Securities Corp., DLJ Capital Corporation, Apollo Advisors, L.P., on behalf of one or more entities managed by it or its affiliates, the Edward J. DeBartolo Corporation, Camdev Properties, Inc., Bank of Montreal, Banque Paribas, Federated Department Stores, Inc., and RGC Investment Co.

                 "Discount Debentures" means the Company's 13-5/8% Senior Discount Debentures due 2005.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "ERISA Affiliate" means with respect to any person (within the meaning of section 3(9) of ERISA) any other person that would be regarded together with such person as a single employer under Section 414(b), (c), (m) or (o) of the Code.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Financing" means (i) the exchange of New F4L Notes for Old F4L Notes, (ii) the exchange of Supermarkets' 11% Senior Subordinated Notes due 2005 for Old RGC Notes, (iii) the acquisition of the Discount Debentures by the Debt Partnership, (iv) the amendment of the terms of the indenture under which the 15.25% Senior Discount Notes due 2004 of Holdings were issued, (v) the extension of credit under the New Credit Facility and (vi) the issuance of the New Notes including up to $350 million of New Senior Notes and up to $100 million of Supermarket's 11% Senior Subordinated Notes due 2005.

                 "Financing Documents" means the agreements relating to the Financing including, without limitation, (i) the Dealer Manager Agreement, (ii) the New Credit Facility, (iii) the Underwriting Agreement, (iv) the Debt Partnership Letter, (v) the subscription agreement with respect to the purchase of interests in the Debt Partnership, (vi) the indenture relating to the Discount Debentures and (iii) the indentures relating to the New F4L Notes, the New Notes, the Old F4L Notes, the Old RGC Notes and the 15.25% Senior Discount Notes due 2004 of Holdings.

                 "Food 4 Less" means Food 4 Less, Inc., a Delaware corporation and predecessor of the Company.

                 "Food 4 Less Entities" means the Company and its Subsidiaries.

                 "GAAP" means generally accepted accounting principles consistently applied.

                 "Governmental Authority" means any Federal, state or local court or governmental or regulatory authority.

                 "Holdings" means Food 4 Less Holdings, Inc., a California corporation and predecessor of the Company.

                 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations and any similar state acts.

                 "Interim Financial Statements" means the unaudited consolidated balance sheets of Holdings and its consolidated subsidiaries and Supermarkets and its consolidated subsidiaries, in each case as of April 23, 1995, together with the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the 12 weeks then ended, and the notes thereto, included in the reports on Form 10-Q filed on June 7, 1995 with the Securities and Exchange Commission by Holdings and Supermarkets, respectively.

                 "Lien" means any pledge, lien, claim, restriction, charge or encumbrance of any kind.

                 "Material Adverse Effect" means, a material adverse effect (i) on the business, operations, prospects, properties, earnings, assets, liabilities or condition (financial or other) of the Company and its Subsidiaries and the Ralphs Entities, taken as a whole, or (ii) on the ability of the Company or any of its Subsidiaries to perform its obligations hereunder or under any of the Acquisition Documents, or (iii) on the value of the Purchasers' investment in the Shares.

                 "Mergers" means the merger of Food 4 Less with and into Holdings and the merger of Holdings with and into the Company.

                 "New Credit Facility" means the Credit Agreement, dated as of the Closing Date, among the Company, as guarantor, Supermarkets, as borrower, Bankers Trust Company, as administrative agent, and the lenders, co-agents and co-arrangers named therein.

                 "New F4L Notes" means the New Senior Notes and Supermarkets' 13-3/4% Senior Subordinated Notes due 2005.

                 "New Notes" means the New Senior Notes and Supermarkets' 11% Senior Subordinated Notes due 2005.

                 "New Senior Notes" means Supermarkets' 10.45% Senior Notes due 2004.

                 "Non-Voting Common Stock" means the Non-Voting Common Stock, par value $.01 per share, of the Company.

                 "Old F4L Notes" means Supermarkets' 10.45% Senior Notes due 2000 and Supermarkets' 13-3/4% Senior Subordinated Notes due 2001.

                 "Old RGC Notes" means Ralphs Grocery's 9% Senior Subordinated Notes due 2003 and Ralphs Grocery's 10-1/4% Senior Subordinated Notes due 2002.

                 "Permitted Liens" means any Liens arising as a result of the New Credit Facility or permitted to be incurred or to exist under the New Credit Facility.

                 "person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

                 "Preferred Stock" means, collectively, the Series A Stock and the Series B Stock.

                 "Prospectuses" means (i) the Amended and Restated Prospectus and Solicitation Statement, dated May 12, 1995, as supplemented by the Supplement to Amended and Restated Prospectus and Solicitation Statement, dated May 31, 1995, pursuant to which Supermarkets offered to exchange New F4L Notes for Old F4L Notes, (ii) the Amended and Restated Prospectus and Solicitation Statement, dated May 12, 1995, as supplemented by the Supplement to Amended and Restated Prospectus and Solicitation Statement, dated May 31, 1995, pursuant to which Supermarkets offered to exchange its 11% Senior Subordinated Notes due 2005 for Old RGC Notes, (iii) the Offer to Purchase and Solicitation Statement, dated May 12, 1995, as supplemented by the Supplement to Offer to Purchase and Solicitation Statement, dated May 31, 1995, pursuant to which Holdings offered to purchase its 15.25% Senior Discount Notes due 2004 from the holders thereof and solicited consents from such holders to certain amendments to the indenture under which such notes were issued, (iv) the Prospectus and Solicitation Statement, dated May 19, 1995, as supplemented by the Supplement to Prospectus and Solicitation Statement, dated June 1, 1995, pursuant to which Holdings solicited consents from its stockholders to the merger of Food 4 Less with and into Holdings and the merger of Holdings with and into the Company, and (v) the Prospectus pursuant to which Supermarkets offered up to $350 million of its New Senior Notes and up to $100 million of its 11% Senior Subordinated Notes due 2005.

                 "Public Debt Refinancing" means the defeasance, amendment, repurchase, exchange or other acquisition or retirement by Supermarkets or the Company of the existing public debt securities of Ralphs Grocery, Supermarkets and Holdings to the extent that such transactions are necessary in order to permit the consummation of the Acquisition and the other transactions contemplated by the Acquisition Documents (including the incurrence of any additional indebtedness constituting part of the Financing), or as may otherwise be required by the banks, underwriters or other responsible financial institutions or other responsible persons providing the Financing.

                 "Purchasers" shall have the meaning set forth in the Preamble.

                 "Ralphs" means Ralphs Supermarkets, Inc. a Delaware corporation.

                 "Ralphs Entities" means Ralphs and its subsidiaries.

                 "Ralphs Grocery" means Ralphs Grocery Company, a Delaware corporation.

                 "Registration Rights Agreement" means the Registration Rights Agreement to be entered into among the Company, the Purchasers and certain other stockholders of the Company concurrently with the Closing, in the form attached as Exhibit A hereto.

                 "Series A Stock" means the Series A Preferred Stock, $.01 par value per share, of the Company.

                 "Series B Stock" means the Series B Preferred Stock, $.01 par value per share, of the Company.

                 "Shares" means the shares of Preferred Stock to be issued and sold by the Company to the Purchasers under Section 2.1(b) hereof.

                 "Stockholders Agreement" means the Stockholders Agreement to be entered into among the Company and its stockholders concurrently with the Closing, together with the exhibits thereto, in the form attached as Exhibit B hereto.

                 "subsidiary" means, with respect to any person (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by a subsidiary of such person, or by such person and one or more subsidiaries of such person, (b) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (c) any other person (other than a corporation) in which such person, a





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

subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of the directors or other governing body of such person.

                 "Subsidiary" means a subsidiary of the Company.

                 "Supermarkets" shall have the meaning set forth in the Preamble.

                 "Taxes" means all taxes, however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any governmental body, which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workmen's compensation taxes and other obligations of the same or a similar nature, whether arising before, on or after the Closing Date.

                 "Tax Returns" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any governmental body in connection with the determination, assessment, collection or administration of any Taxes.

                 "Underwriting Agreement" means the Underwriting Agreement dated May 30, 1995 by and among Supermarkets and its subsidiaries, Ralphs, BT Securities Corporation, CS First Boston Securities Corporation and Donaldson, Lufkin & Jenrette Securities Corporation.

                 "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any applicable state or local law with regard to "plant closings" or "mass layoffs" as such terms are defined in the WARN Act or applicable state or local law.





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

                 (b) As used in this agreement, the following terms shall have the meanings given thereto in the Sections set forth opposite such terms:

                 Term                                               Section
                 ----                                               -------
                 Audited Financial Statements                         3.7
                 Bankruptcy Code                                      3.20
                 Benefit Arrangement                                  3.9
                 Closing                                              2.2
                 Closing Date                                         2.2
                 CLH Sale                                             2.1
                 Code                                                 3.9
                 Commitment                                           3.19
                 Dow                                                  7.2
                 Employee Benefit Plan                                3.9
                 Environmental Laws                                   3.15
                 F4L Financial Statements                             3.7
                 Foreign Government                                   5.10
                 Indemnified Party                                    8.1
                 Indemnifying Party                                   8.1
                 Intellectual Property                                3.16
                 Issuance                                             2.1
                 Leases                                               3.11
                 Multiemployer Plan                                   3.9
                 Nonperforming Purchaser                              8.4
                 Notices                                              8.2
                 Opening Dow                                          7.2
                 PBGC                                                 3.9
                 Performing Purchasers                                8.4
                 Related Person                                       8.12
                 SEC Documents                                        3.7
                 Securities Act                                       3.17
                 Substitute Purchaser Undertaking                     8.4
                 Supplying Purchasers                                 8.18
                 Unaudited Financial Statements                       3.7
                 Yucaipa                                              7.2

                                  ARTICLE II


                               SALE AND PURCHASE

                 SECTION 2.1. Agreement to Sell and to Purchase; Purchase Price. On the Closing Date, and upon the terms and subject to the conditions set forth in this Agreement:

                                (a)  CLH shall sell to each Purchaser, and
each Purchaser, severally and not jointly, shall purchase and accept from CLH, such number of shares of Common Stock as is indicated on such Purchaser's signature page attached hereto (the "CLH Sale") for a purchase price, payable in immediately available funds, equal to $10 per share.

                                (b)  Immediately after the CLH Sale, the
Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase and accept from the Company, such number of shares of each series of Preferred Stock, for the purchase price payable in a number of shares of Common Stock and a cash amount in immediately available
funds, as is indicated on such Purchaser's signature    page attached hereto
(the "Issuance").

                 SECTION 2.2. Closing. The closing of the CLH Sale and the Issuance (the "Closing") shall take place at 8:00 a.m., local time, on June 14, 1995, or such other date as promptly thereafter as of which all of the conditions set forth in Article VII hereof shall have been satisfied or duly waived or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), at the offices of Latham & Watkins, 633 West
Fifth Street, Suite 4000, Los Angeles, California       90071 or at such other
place as the parties hereto shall agree in writing.

                 At the Closing (a) each Purchaser shall (i) deposit into bank accounts, designated by the Company and CLH, respectively, not later than one business day prior to the Closing Date, by wire transfer of immediately available funds, an amount equal to the aggregate cash portion of the purchase price of the Shares and the aggregate purchase price of the Common Stock being purchased by such Purchaser from the Company and CLH, respectively, and (ii) deliver to the Company a stock certificate or certificates representing the Common Stock being delivered by such Purchaser pursuant to Section 2.1(b) and
(b) CLH and the Company shall, respectively, deliver to each Purchaser, against payment of the purchase price therefor, certificates representing the Shares and the Common Stock, respectively, being purchased by such Purchaser pursuant to Section 2.1(a) and (b).

                 The Shares shall be in definitive form and registered in the name of the Purchaser or its nominee or designee and in a single certificate or in such other denomina-





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

tions (including fractional shares) as such Purchaser shall request not later than one business day prior to the Closing Date. The Common Stock certificates, when transferred by CLH to the Purchasers pursuant to Section 2.1(a) and by the Purchasers to the Company pursuant to Section 2.1(b), shall be duly endorsed by the person or persons in whose name a stock certificate is registered, in blank, or accompanied by a duly executed stock assignment separate from such certificate.


                                 ARTICLE III


                         REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY, SUPERMARKETS AND CLH

                 Each of the Company and Supermarkets (and with respect to Sections 3.23 and 3.24, CLH) hereby represents and warrants, jointly and severally, to each Purchaser as follows:

                 SECTION 3.1. Organization and Standing. The Company is duly incorporated, validly existing and in good standing as a domestic corporation under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and as proposed to be conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except where the failure to so qualify or be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Mergers have been consummated in accordance with the requirements of all Applicable Laws and the Certificate is the certificate of incorporation of the Company.

                 SECTION 3.2. Capital Stock. Immediately following the Closing, (a) the authorized capital stock of the Company will consist solely of 60,000,000 shares of Common Stock, of which 17,207,882 shares will be issued and outstanding, 50,000,000 shares of Preferred Stock, of which 16,683,244 shares of Series A Stock and 3,100,000 shares of Series B Stock will be issued and outstanding, and 25,000,000 shares of Non-Voting Common Stock, $.01 par value per share, of which no shares will be issued and outstanding and (b) each share of capital stock of the Company that is issued and outstanding will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.2(i), at the date hereof there are, and except as set forth on Schedule 3.2(ii), immediately following the Closing there will be (i) no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or acquire any issued or unissued shares of capital stock of the Company and (ii) no restrictions upon the voting or transfer of any shares of capital stock of the Company pursuant to its Charter, By-Laws or other governing documents or any agreement or other instruments to which it is a party or by which it is bound.

                 The holders of the Series A Preferred Stock and the Series B Preferred Stock will, upon issuance thereof, have the rights set forth in the Certificates of Designations for each such series, in the forms attached hereto as Exhibits C and D, respectively.

                 SECTION 3.3.  Subsidiaries.

                          (a)  Schedule 3.3 sets forth a complete and
correct list of each Subsidiary, including the respective percentage of the fully diluted capital stock of each such Subsidiary owned, directly or indirectly, by the Company immediately following the Mergers. Immediately prior to the Acquisition, the only direct subsidiary of the Company is Supermarkets. Immediately following the Acquisition, Ralphs will be the only direct wholly owned subsidiary of the Company.

                          (b)  Each of the Subsidiaries is duly
incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and as proposed to be conducted. Each Subsidiary is duly qualified to do business as a foreign corporation in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualifica- tion necessary, except where the failure to so qualify could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                          (c)  The outstanding shares of capital stock of
each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.3, immediately following the Acquisition, (i) all of the shares of each of the Subsidiaries (and, to the best knowledge of the Food 4 Less Entities, after due inquiry, of each of the Ralphs Entities) will be owned of record and beneficially, directly or indirectly, by the Company, free and clear of all Liens (other than Permitted Liens) and (ii) there will be no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any issued or unissued shares of capital stock of the Subsidiaries or, to the best knowledge of the Food 4 Less Entities, after due inquiry, any of the Ralphs Entities.

                 SECTION 3.4.  Authorization; Enforceability.  Each of the
Food 4 Less Entities has the corporate power to execute, deliver and perform the terms and provisions of each of the Acquisition Documents to which it is a party and each has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Acquisition Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. No other corporate proceedings on the part of any Food 4 Less Entity is necessary therefor. Each of the Company and Supermarkets has duly executed and delivered this Agreement and, at the Closing, each of the Food 4 Less Entities will have duly executed and delivered each of the Acquisition Documents to which it is a party. This Agreement constitutes, and each of the Acquisition Documents, when executed and delivered by each of the Food 4 Less Entities which is a party thereto and, assuming due execution by the other parties hereto and thereto, will constitute, legal, valid and binding obligations of each of the Food 4 Less Entities enforceable against each of them in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                 SECTION 3.5.  No Violation; Consents.

                          (a)  The execution, delivery and performance by
each of the Food 4 Less Entities of each of the Acquisition Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby does not and will not contravene any Applicable Law, except for any such contraventions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.5, the execution, delivery and performance by each of the Food 4 Less Entities of each of the Acquisition Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (i) will not (after giving effect to all amendments or waivers obtained on or prior to the Closing Date) (x) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their respective properties or assets is subject (except with respect to any indebtedness that will be repaid in full at the Closing), or (y) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the properties or assets of any of them, except for any such defaults or Liens that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) will not violate any provision of the Charter or By-Laws of any of them.

                          (b)  Except as set forth on Schedule 3.5, no
consent, authorization or order of, or filing or registration with, any Governmental Authority or other person is required to be obtained or made by any of the Food 4 Less Entities for the execution, delivery and performance of any of the Acquisition Documents to which any of them is a party, or the consummation of any of the transactions contemplated hereby or thereby, except (i) for those consents or authorizations that will have been obtained or made on or prior to the Closing Date or (ii) where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 SECTION 3.6. Litigation. Except as set forth in the Prospectuses, there are no pending or, to the best knowledge of the Food 4 Less Entities, threatened claims, actions, suits, labor disputes, grievances, administrative or arbitration or other proceedings or, to the best knowledge of the Food 4 Less Entities, investigations against the Food 4 Less Entities or their respective assets or properties before or by any Governmental Authority or before any arbitrator that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the transactions contemplated by any of the Acquisition Documents is restrained or enjoined (either temporarily, preliminarily or permanently), and no material adverse conditions have been imposed thereon by any Governmental Authority or arbitrator. None of the Food 4 Less Entities or any of their respective assets or properties, is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority or arbitrator, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 SECTION 3.7.  SEC Documents; Financial Statements.

                          (a)  The Prospectuses contain (i) copies of the
audited consolidated balance sheets of Holdings and its consolidated subsidiaries and Supermarkets and its consolidated subsidiaries, in each case as of January 29, 1995, together with the related audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, and the notes thereto, accompanied by the reports thereon of Arthur Andersen LLP, and (ii) copies of the audited balance sheet of the Company as of January 4, 1995, accompanied by the report thereon of Arthur Andersen LLP (all the financial statements referred to in clauses (i) and (ii) above are hereinafter collectively referred to as the "F4L Financial Statements"). Each of (i) the F4L Financial Statements and (ii) the Interim Financial State- ments, including the respective notes thereto, were prepared in accordance with GAAP and present fairly the consolidated financial position of the Company, or the consolidated financial position, results of operations and changes in financial position of Holdings and its consolidated subsidiaries, or Supermarkets and its consolidated subsidiaries, as the case may be, as of such dates and for the periods then ended (subject, in the case of the Interim Financial Statements, to normal year end audit adjustments consistent with prior periods).





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

                          (b)  As of the date of the Interim Financial
Statements, Food 4 Less had no assets or liabilities that would have been required to be reflected in consolidated financial statements of Food 4 Less prepared in accordance with GAAP, including notes thereto and that are not reflected in the F4L Financial Statements. Prior to the Mergers, Food 4 Less did not conduct any portion of its business operations other than through Holdings and its subsidiaries.

                          (c)  Each of Holdings and Supermarkets has filed all
required forms, reports and documents with the Commission since January 1, 1993, including all exhibits thereto (collectively, the "SEC Documents"), each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act as in effect on the dates so filed. None of (i) the SEC Documents (as of their respective filing dates) or (ii) the Prospectuses (as of the date hereof or as of the Closing Date) contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Food 4 Less has heretofore furnished to each of the Purchasers copies of each of the SEC Documents.

                          (d)  The pro forma financial statements contained in
the Prospectuses have been prepared on a basis consistent with the F4L Financial Statements and in accordance with the applicable requirements of Regulation S-X promulgated under the Exchange Act and have been properly computed on the bases described therein, the assumptions used in the preparation thereof are reasonable, and the adjustments used therein are appropriate to give effect to the transactions contemplated by the Acquisition Documents and all other transactions and circumstances referred to therein.
The other pro forma financial information included in the Prospectuses has been derived from such pro forma financial statements. Such pro forma financial statements fairly present, on a pro forma basis, the financial position and results of operations of the Company on the dates and for the periods specified therein, assuming that the events and assumptions specified therein had actually occurred or been true, as the case may be.

                          (e)  The projections dated April 21, 1995, titled
"Model 43" and previously delivered to the Purchasers, were prepared (or reviewed) by an officer of the Company and of Ralphs and were prepared in good faith on the basis of information and assumptions that the Company and Ralphs believe to be fair, complete and reasonable as of the date of such information, and as of the date hereof (except to the extent the actual capitalization of the Company as of the Closing Date differs from the assumptions, including the interest rate assumptions, upon which such projections were based). No representation or warranty of the Food 4 Less Entities contained in any document, certificate or written statement furnished to the Purchasers by or at the direction of Yucaipa, any Food 4 Less

Entity or any Ralphs Entiy for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state any material fact (known to any of the Food 4 Less Entities, in the case of information not furnished by them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Company or the other Food 4 Less Entities (other than matters of a general economic nature) that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and that have not been disclosed in the Prospectuses, in this Agreement or in such other documents, certificates and statements furnished to the Purchasers for use in connection with the transactions contemplated by the Acquisition Documents.

                 SECTION 3.8.  Change in Condition.

                          (a)  Since June 25, 1994, there has been no
material adverse change in the business, operations, properties, prospects or condition (financial or other) of Food 4 Less or any of its subsidiaries, whether or not arising in the ordinary course of business except (i) as contemplated by the Acquisition Documents (including the schedules hereto or thereto) or (ii) any such change identified in the Form 10-Q of Holdings for the quarter ended January 7, 1995.

                          (b)  Except as set forth in the Prospectuses, to
the best knowledge of the Food 4 Less Entities, there is no event, condition, circumstance or prospective development which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                          (c)  Except as set forth on Schedule 3.8 or in the
Prospectuses or as contemplated by the Acquisition Documents, since June 25, 1994, none of the Food 4 Less Entities has taken any actions of a type referred to in Section 5.1 that would have required the consent of the Purchasers if such action were to have been taken during the period between the date hereof and the Closing Date.

                 SECTION 3.9.  Employee Benefit Plans and Labor Matters.

                          (a)  Set forth on Schedule 3.9 is a list of

                                        (i)    each employee benefit plan (as
                 defined in section 3(3) of ERISA) maintained or contributed to by or on behalf of any of the Food 4 Less Entities or any of their ERISA Affiliates (each an "Employee Benefit Plan"),

                                        (ii)    each Employee Benefit Plan that
                 is a multiemployer plan (as defined in section 4001(a)(3) of ERISA) to which contributions are made by any of the Food 4 Less Entities or any of their ERISA Affiliates (each a "Multiemployer Plan"),

                                        (iii)    each collective bargaining
                 agreement to which any of the Food 4 Less Entities is a party, and

                                        (iv)    each other employment contract
                 or arrangement providing benefits to employees of any of the Food 4 Less Entities and each other employee benefit plan (as defined in section 3(3) of ERISA) or related trust that is subject to Title I of ERISA with respect to which any Food 4 Less Entity is a "party in interest" or "disqualified person" (as defined below) (each a "Benefit Arrangement").

                          (b)   Except as set forth on Schedule 3.9:

                                        (i)    The Food 4 Less Entities and all
                 Employee Benefit Plans, Multiemployer Plans and Benefit Arrangements required to be disclosed on Schedule 3.9 are in compliance in all material respects with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). For each Employee Benefit Plan that is intended to be qualified under Code section 401(a) either a favorable determination letter has been issued by the Internal Revenue Service or a timely application for such a letter has been or will be submitted and there is no fact known to the Food 4 Less Entities that would jeopardize the qualified status of such plans.

                                        (ii)    No Employee Benefit Plan (other
                 than the Multiemployer Plans) (A) is the subject of termination proceedings under ERISA section 4041, 4041A or 4042, (B) has been or will have been, within 5 years prior to the Closing Date, completely or partially terminated, (C) is or has been, within 5 years prior to the Closing Date, the subject of a reportable event as to which notice would be required to be filed with the Pension Benefit Guaranty Corporation ("PBGC"), (D) has incurred or is expected to incur any liability to the PBGC, other than for premiums pursuant to ERISA Section 4007 that are not yet due, that could result in any material liability or (E) is subject to Title IV of ERISA or the minimum funding standards of section 412 of the Code or section 302 of ERISA.

                                        (iii)    Neither the Food 4 Less
                 Entities nor any of their ERISA Affiliates has incurred or could reasonably be expected to incur any withdrawal liability (within the meaning of Part I of Subtitle E of Title IV of ERISA) with respect to any Multiemployer Plan that has or could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                        (iv)    All material contributions or
                 payments required to be made by any of the Food 4 Less Entities, any of their ERISA Affiliates or, prior to the Closing Date, to any Employee Benefit Plan or Multiemployer Plan have been paid or made by the due date. To the best knowledge of the Food 4 Less Entities, all contributions, transfers and payments in respect of any Employee Benefit Plan for which a deduction or credit has been claimed have been or are fully deductible or allowable as a credit under the Code, except where the failure for such contributions, transfers or payments to be deductible or allowable as a credit could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                        (v)    Since June 25, 1994, there has
                 been no (i) change in any Employee Benefit Plan (other than amendments required by Applicable Law to be made on or prior to December 31, 1994) or (ii) adoption of a new Employee Benefit Plan that, in either case (i) or (ii), materially increases benefits to any employee of any of the Food 4 Less Entities.

                                        (vi)    With respect to each Employee
                 Benefit Plan that is a "group health plan" within the meaning of ERISA section 607(1) or that is subject to Code section 4980B, each Food 4 Less Entity and each ERISA Affiliate of a Food 4 Less Entity has complied in all material respects with the continuation coverage requirements of Code section 4980B and Part 6 of Title 1 of ERISA. No Food 4 Less Entity maintains or contributes to a "nonconforming group health plan," as defined in section 5000(c) of the Code, that, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect.

                                        (vii)    No Employee Benefit Plan that
                 is a "welfare benefit plan" as defined in section 3(1) of ERISA provides benefits, including without limitation, death or medical benefits, beyond termination of service or retirement other than coverage mandated by law.

                          (c)(i)    No material labor dispute exists with
                 any of the Food 4 Less Entities and, to the best knowledge of the Food 4 Less Entities, none is threatened.

                 No Food 4 Less Entity has experienced any concerted work stoppages during the preceding five years that, individually or in the aggregate, had or could reasonably be expected to have a Material Adverse Effect.

                                        (ii)    To the best knowledge of the
                 Food 4 Less Entities, there are no union organizing activities or questions of representation taking place that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                        (iii)   There is no unfair labor
                 practice charge or complaint against any of the Food 4 Less Entities which is served and pending, or to the best knowledge of the Food 4 Less Entities, otherwise pending or threatened before the National Labor Relations Board that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                        (iv)    To the best knowledge of the
                 Food 4 Less Entities, there are no charges or investigations with respect to or relating to any Food 4 Less Entity pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                        (v)     The Food 4 Less Entities have
                 complied with the WARN Act and any similar state or local law. No employee of any Food 4 Less Entity has suffered an "employment loss" as that term is defined in the WARN Act since six (6) months prior to the Closing Date.

                 SECTION 3.10.  Interests in Real Property.

                          (a)   Schedule 3.10 sets forth a true and complete
list of all real properties owned and all material real property leased by each of the Food 4 Less Entities. Each Food 4 Less Entity has good and marketable title in fee simple to all real properties owned by it and valid and enforceable leasehold interests in all real estate leased by it, except where the lack of such title or the invalidity or unenforceability of such leasehold interests could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                          (b)   Immediately following the Acquisition, none
of the real properties owned by or the leasehold estates of any Food 4 Less Entity will be subject to (i) any Liens other than Permitted Liens or (ii) any easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments that, in either case (i) or (ii), will materially adversely affect the value thereof for their present use, taken as a whole, or that interfere with or impair the present and continued use thereof, taken as a whole, in the usual and normal conduct of the business of any such person.

                          (c)  To the best knowledge of the Food 4 Less
Entities, all improvements on such real properties and the operations therein conducted conform in all material respects to all applicable health, fire, environmental, safety, zoning and building laws, ordinances and administrative regulations (whether through grandfathering provisions, permitted use exceptions, variances or otherwise), except for possible nonconforming uses or violations that do not and will not interfere with the present use, operation or maintenance thereof as now used, operated or maintained or access thereto, and that do not and will not materially affect the value thereof for their present use. No Food 4 Less Entity has received notice of any violation of or noncompliance with any such laws, ordinances or administrative regulations from any applicable governmental or regulatory authority, except for notices of violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                          (d)  Immediately following the Closing and the
Acquisition, the Shares will not be a "United States real property interest" within the meaning of section 897 of the Code.

                 SECTION 3.11.  Leases.

                          (a)  (i) No Food 4 Less Entity is in breach of or
default (and no event has occurred which, with due notice or lapse of time or both, may constitute a material breach or default) under any of the leases required to be set forth on Schedule 3.10 (the "Leases") and (ii) no party to any Lease has given any Food 4 Less Entity written notice of or made a claim with respect to any breach or default, the consequences of which, in either case (i) or (ii) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                          (b)  Except as set forth on Schedule 3.10 hereto,
after taking into account the exercise of any options (which are exercisable solely at the discretion of one of the Food 4 Less Entities), none of the Leases terminates by its terms before January 1, 2000.

                          (c)  None of the Leases require a consent to be
obtained for the execution, delivery and performance of any of the Acquisition Documents or the consummation of any of the transactions contemplated hereby or thereby.

                 SECTION 3.12.  Compliance with Law. The operations of the
Food 4 Less Entities have been conducted in accordance with all Applicable Laws, including, without limitation, all such Applicable Laws relating to consumer protection, currency exchange, employment (including, without limitation, equal opportunity and wage and hour), safety and health, environmental protection, conservation, wetlands, architectural barriers to the handicapped, fire, zoning and building, occupation safety, pension and securities, except for violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Food 4 Less Entity has received notice of any violation of or noncompliance with any Applicable Laws, except for notices of violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 SECTION 3.13. Representations and Warranties in the Acquisition Documents. The representations and warranties of the Company, Food 4 Less, Holdings, Supermarkets, Ralphs and Ralphs Grocery in the Acquisition Agreement and the other Acquisition Documents (including, without limitation, those made on the Closing Date both immediately before and immediately after giving effect to the Acquisition and regardless of whether any such representations or warranties survive beyond the Closing Date) were (or will
be) true in all material respects as of the date thereof, are true in all material respects on the date hereof and will be true in all material respects on the Closing Date (after giving effect to the Acquisition), in each case with any such representation and warranty that was made as to the knowledge of Ralphs or Ralphs Grocery being made herein as to the knowledge of the Food 4 Less Entities.

                 SECTION 3.14.  Tax Matters.

                          (a)   The Food 4 Less Entities have duly and
properly filed, or will duly and properly file, on a timely basis, all Tax Returns which were or will be required to be filed by them for all periods ending on or before the Closing Date or including the Closing Date. All such Tax Returns of the Food 4 Less Entities were (or will be) true, correct and complete in all material respects when filed. The Food 4 Less Entities have paid all Taxes required to be paid by them in respect of the periods covered by such filed Tax Returns other than (i) those being contested in good faith or those currently payable without penalty or interest, in each case for which an adequate reserve or accrual has been established in the Financial Statements in accordance with GAAP, or (ii) where failure so to pay could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                          (b)   All Taxes payable with respect to Tax Returns
for periods ending on or before the Closing Date, or, with respect to the period that ends after the Closing Date, the portion of such period up to and including the Closing Date, have been properly reserved or accrued on the books of the appropriate persons. All Taxes that the Food 4 Less Entities are or were required by law to withhold or collect through the Closing Date have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of any Food 4 Less Entity except for statutory liens for Taxes not yet due or delinquent.

                          (c)   Except as set forth on Schedule 3.14, since
June 25, 1994, no waivers or extensions have been requested or granted with respect to any Tax Returns of the Food 4 Less Entities and no such Tax Returns for any taxable year are currently under audit.

                 SECTION 3.15.  Environmental Matters.

                          (a)   Each Food 4 Less Entity and its operations
has obtained and maintained in effect all licenses, permits and other authorizations required under all Applicable Laws relating to pollution or to the protection of the environment ("Environmental Laws") and is in compliance with all Environmental Laws and with all such licenses, permits and authorizations, except where the failure to obtain and maintain such licenses, permits and other authorizations or any such noncompliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                          (b)   Except as set forth in the Prospectuses:

                                        (i)    no Food 4 Less Entity has (A)
                 performed or suffered any act which could give rise to, or has otherwise incurred or expressly assumed by contract or operation of law, liability to any person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. or any other Environmental Laws, or (B) received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of such Act to any governmental agency with respect to any of their respective assets, except for such liability as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                                        (ii)    no hazardous substance,
                 hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in any applicable Environmental Law) and no asbestos containing material has been released, placed, dumped or otherwise come to be located on, at, beneath or near any of the assets or properties owned, leased or otherwise operated by any Food 4 Less Entity or any surface waters or groundwaters thereon or thereunder, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                                        (iii)    no Food 4 Less Entity owns or
                 operates an underground storage tank containing a regulated substance, as such term is defined in Subchapter IX of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6991 et seq. except as in accordance with Applicable Law; and

                                        (iv)    no Food 4 Less Entity has
                 Treated, Stored or Disposed of any Hazardous Waste (as such capitalized terms are respectively defined in (x) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. or (y) Chapter 6.5 (Hazardous Waste Control) of the California Health and Safety Code) excluding any substance customarily Treated, Stored or Disposed of in the retail grocery business, except where such Treatment, Storage or Disposal could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 SECTION 3.16.  Intellectual Property.

                          (a)  Immediately following the Closing, the Food 4
Less Entities will own or be licensed or have the right to use, free and clear of all Liens (other than Permitted Liens), (i) all letters patent, patent applications, inventions on which patent applications have not been filed, trademarks, service marks, trade names (whether registered or unregistered) and the registrations or applications for registration therefor, logos, symbols, brands, copyrights (whether registered or unregistered) and registrations therefor, both United States and foreign, and all renewals, renewal rights, reissues, modifications or extensions thereof, and know-how, trade secrets, formulae, research and development data, new product research data and manufacturing processes that are material to their business as currently conducted (collectively, the "Intellectual Property"), and (ii) all computer software presently utilized in the operation of their businesses, except where the absence of such software could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                          (b)  To the best knowledge of the Food 4 Less
Entities all state registrations, renewals and other filings relating to any of the Intellectual Property (other than the Intellectual Property registered in the United States Patent and Trademark Office) that is material to the business of any Food 4 Less Entity each as currently conducted, have been filed in all appropriate state offices.

                          (c)  To the best knowledge of the Food 4 Less
Entities (i) no claim has been asserted by any person challenging or questioning the validity or the right of any Food 4 Less Entity to use the Intellectual Property, nor is there any valid basis for any such claim, (ii) the use of any item of Intellectual Property by any Food 4 Less Entity does not infringe and will not infringe on any right, title or interest held by any other entity or person in any intellectual property and (iii) the use of any intellectual property by any other person or entity does not infringe on the Intellectual Property or on the rights of any Food 4 Less Entity in any of the Intellectual Property.

                          (d)  No Food 4 Less Entity is a party to any
license agreement or any other agreement to use, sell, assign or encumber any of the Intellectual Property that is material to its business as currently conducted except those agreements set forth in Schedule 3.16. Such agreements are in full force and effect, and, to the best knowledge of the Food 4 Less Entities, each party to such agreements has complied with the requirements of such agreements. No notice of termination has been given pursuant to any of such agreements. As of the Closing, (i) all notices required by such agreements in order to renew, or to extend the term of, such agreements have been properly given in accordance with any requirements relating thereto set forth in such agreements and (ii) to the best knowledge of the Food 4 Less Entities (A) there are no existing or threatened bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other similar proceedings relating to any of the parties to any of such agreements,
(B) there are no defaults by any party to such agreements and (C) there exist no events, or failures to act, which, with the passage of time or the giving of notice, or both, will constitute an event of default under any of such agreements.

                 SECTION 3.17.  Registration Rights.  Except as set forth on
Schedule 3.17, no Food 4 Less Entity is under any obligation to register any of its outstanding securities pursuant to the Securities Act of 1933, as amended (the "Securities Act").

                 SECTION 3.18.  Insurance.  The Food 4 Less Entities
maintain, with reputable insurers, insurance in such amounts, including deductible arrangements, and of such a character as is usually maintained by reasonably prudent managers of companies engaged in the same or similar business. All policies of title, fire, liability, casualty, business interruption, workers' compensation and other forms of insurance including, but not limited to, directors and officers insurance, held by the Food 4 Less Entities as of the date hereof, are in full force and effect in accordance with their terms. No Food 4 Less Entity is in default under any provisions of any such policy of insurance and no Food 4 Less Entity has received notice of cancellation of any such insurance.

                 SECTION 3.19. Contracts. All contracts and other instruments to which any Food 4 Less Entity is a party that are material to the business, operations, properties, prospects or financial condition of any of them (collectively, the "Commitments") are in full force and effect on the date hereof. No Food 4 Less Entity is in default in respect of any Commitment, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for any such defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Food 4 Less Entities, after due inquiry, no other party to any Commitment is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

                 SECTION 3.20.  Solvency.  No Food 4 Less Entity is, or
after giving effect to the transactions contemplated by the Acquisition Documents and other obligations in connection therewith, will be, (a) "insolvent" (as defined in Section 101(31) of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code")), (b) engaged in business with unreasonably small capital or assets (as contemplated by the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, as amended, the Uniform Fraudulent Transfer Act, as amended, or other similar laws) or (c) unable to pay or provide for the payment of such liabilities and obligations as and when due.

                 SECTION 3.21. Use of Financing. The proceeds received under or as a result of the Acquisition Documents will solely be used directly or indirectly for the consummation of the transactions contemplated by the Acquisition Documents, including the payment of related fees and expenses, and for working capital of the Company and its Subsidiaries.

                 SECTION 3.22. Accuracy of Information. None of the representations, warranties or statements of the Company and Supermarkets contained in this Agreement or in the exhibits hereto contains any untrue statement of a material fact or, taken as a whole together with the Prospectuses, omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading. All information relating to the Food 4 Less Entities that may be material to a purchaser for value of the Shares has been disclosed to the Purchasers and any such information arising on or before the Closing Date will forthwith be disclosed to the Purchasers.

                 SECTION 3.23. Private Offering. Based, in part, on the Purchasers' representations in Section 4.3, the sale of the Shares by the Company pursuant to the Issuance, and the sale of the Common Stock by CLH pursuant to the CLH Sale, are exempt from the registration and prospectus delivery requirements of the Securities Act. Neither CLH nor any of the Food 4 Less Entities, nor anyone acting on their respective behalf, has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would subject the offer, issuance or sale of the Shares or Common Stock as contemplated hereby to the registration provisions of the Securities Act.

                 SECTION 3.24.  CLH Sale.

                          (a)   CLH is duly incorporated, validly existing
and in good standing as a domestic corporation under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. CLH has the corporate power to execute, deliver and perform the terms and provisions of the Acquisition Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of such Acquisition Documents and to consummate the transactions contemplated hereby and thereby. No other corporate proceedings on the part of CLH is necessary therefor.

                          (b)   The execution, delivery and performance by
CLH of the terms and provisions of the Acquisition Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not violate any provision of any agreement or instrument to which CLH is a party or by which it is bound, or to which any of its properties or assets is subject, or of any Applicable Law. CLH has duly executed and delivered this Agreement and, at the Closing, will have duly executed and delivered the Acquisition Documents to which it is a party. This Agreement constitutes, and the Acquisition Documents to which CLH is a party when executed and delivered by CLH, and, assuming the due execution by the other parties hereto and thereto, will constitute the legal, valid and binding obligations of CLH, enforceable against CLH in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                          (c)   No consent, authorization or order of, or
filing or registration with, any Governmental Authority or other person is required to be obtained or made by CLH for the execution, delivery and performance by CLH of this Agreement or any Acquisition Documents to which it is a party or the consummation of any of the transactions contemplated hereby or thereby except for those that will have been made or obtained on or prior to the Closing Date.

                          (d)   The Common Stock to be delivered by CLH to
the Purchasers will be, at the time of such delivery, owned by CLH, of record and beneficially, free and clear of any Lien, and upon delivery of the duly endorsed certificates representing such Common

Stock, all of CLH's right, title and interest in and to such Common Stock shall have been contributed, transferred and assigned to the Purchasers, free and clear of all Liens.

                 SECTION 3.25. Related Party Transactions. Except as set forth on Schedule 3.25 or as disclosed in the Prospectuses, no Food 4 Less Entity or Ralphs Entity is, or immediately following the Closing and the Acquisition will be, a party to any agreement or arrangement (which will continue to be in effect after giving effect to the transactions contemplated by the Acquisition Documents) with or for the benefit of any person who is a holder of equity securities of the Company (other than employees who are not Affiliates of the Company) or any officer, director, partner or Affiliate of any such person.


                               ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                 Each Purchaser severally as to itself only, and not jointly, hereby represents and warrants to the Company, Supermarkets and CLH as follows:

                 SECTION 4.1.   Authorization; Enforceability; No Violations.

                          (a)   Each Purchaser is duly organized and validly
existing, in each case, in good standing as a domestic corporation or partnership under the laws of its jurisdiction of organization and has all requisite corporate or partnership power and authority to own its properties and assets and to carry on its business as it is now being conducted. Each Purchaser has the corporate or partnership power to execute, deliver and perform the terms and provisions of the Acquisition Documents to which it is a party and has taken all necessary corporate or partnership action to authorize the execution, delivery and performance by it of such Acquisition Documents and to consummate the transactions contemplated hereby and thereby. No other corporate or partnership proceedings on the part of any such Purchaser is necessary therefor.

                          (b)   The execution, delivery and performance by
such Purchaser of the terms and provisions of the Acquisition Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not violate, in any material respect, any provision of the Charter, bylaws, partnership agreement or other governing documents of such Purchaser, or of any other agreement or instrument to which such Purchaser is a party or by which it is bound, or to which any of its properties or assets is subject, or of any Applicable Law. Each such Purchaser has duly executed and delivered this Agreement and, at the Closing, will have duly executed and delivered the Acquisition

Documents to which it is a party. This Agreement constitutes, and the Acquisition Documents to which each such Purchaser is a party when executed and delivered by such Purchaser, and, assuming the due execution by the other parties hereto and thereto, will constitute the legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                 SECTION 4.2. Consents. No consent, authorization or order of, or filing or registration with, any Governmental Authority or other person is required to be obtained or made by such Purchaser for the execution, delivery and performance by such Purchaser of this Agreement or any Acquisition Documents to which it is a party or the consummation of any of the transactions contemplated hereby or thereby other than those that will have been made or obtained on or prior to the Closing Date.

                 SECTION 4.3.   Private Placement.

                          (a)   Such Purchaser understands that (i) the
offering and sale of the Shares in the Issuance by the Company and the offering and sale of the Common Stock by CLH in the CLH Sale are intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and (ii) there is no existing public or other market for the Shares or the Common Stock.

                          (b)   The Shares and the Common Stock to be
acquired by such Purchaser pursuant to this Agreement are being acquired for its own account and without a view to making a distribution thereof in violation of the Securities Act or any state securities laws which may be applicable.

                          (c)   Such Purchaser has sufficient knowledge and
experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and the Common Stock and such Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Shares or the Common Stock.

                          (d)   Such Purchaser is (i) an "accredited
investor" as such term is defined in Regulation D under the Securities Act, and (ii) a "qualified institutional buyer" as such term is defined in Rule 144A under the Securities Act, if so indicated on such Purchaser's signature page attached hereto.

                          (e)   Such Purchaser acknowledges that
Supermarkets, the Company and CLH and, for purposes of the opinions to be delivered to the Purchasers pursuant to Section 7.2(o) hereof, Latham & Watkins, will rely on the accuracy and truth of its representations in this
Section 4.3, and such Purchaser hereby consents to such reliance.

                 SECTION 4.4. Ownership of Common Stock Delivered in Exchange. Assuming the accuracy of the representation contained in Section
3.24 hereof, the Common Stock to be delivered by such Purchaser to the Company pursuant to the Issuance will be, at the time of such delivery, beneficially owned by such Purchaser, free and clear of any Lien, and upon delivery of the duly endorsed certificates representing such Common Stock, all of the Purchaser's right, title and interest in and to such Common Stock shall have been contributed, transferred and assigned to the Company free and clear of any Lien.

                 SECTION 4.5. Absence of General Solicitation. Neither such Purchaser nor anyone acting on its behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action that would subject the offer or sale of the Common Stock by such Purchaser to the Company as contemplated hereby to the registration provisions of the Securities Act.

                 SECTION 4.6. Prohibited Transactions. No part of the funds to be used to purchase the Shares or the Common Stock to be purchased by such Purchaser pursuant to Section 2.1 constitutes assets of any employee benefit plan (as defined in section 3(3) of ERISA) maintained or contributed to by or on behalf of any of the Food 4 Less Entities or Ralphs Entities or any of their respective ERISA Affiliates or any related trust or any multiemployer plan (as defined in section 4001(a)(3) of ERISA) to which contributions are made by any of the Food 4 Less Entities or the Ralphs Entities or any of their respective ERISA Affiliates or any related trust or any other employee benefit plan (as defined in section 3(3) of ERISA) or any related trust with respect to which any Food 4 Less Entity or any Ralphs Entity is a party in interest or a disqualified person. This representation is made in reliance upon and is subject to the accuracy and completeness of the representations set forth in
Section 3.9(a)(i), (ii) and (iv) hereof and Section 4.18 of the Acquisition Agreement, and assumes that except for the employee benefit plans disclosed pursuant to Section 4.18 of the Acquisition Agreement none of the Ralphs Entities is a party in interest or disqualified person with respect to any employee benefit plan (as defined in section 3(3) of ERISA) or related trust that is subject to Title I of ERISA. As used in this Agreement, the terms "party in interest" and "disqualified person" shall have the meanings assigned to such terms in Section 3 of ERISA and Section 4975 of the Code, respectively. Such Purchaser is not an insurance company.

                               ARTICLE V

                 COVENANTS OF THE COMPANY, SUPERMARKETS AND CLH

                 SECTION 5.1.   Operation of Business.

                          (a)   From the date hereof until the Closing Date,
except as contemplated by the Acquisition Documents (including the schedules hereto or thereto), the Company shall, and shall cause each of the Subsidiaries to:

                                        (i)    operate its business in the
                 normal course and use its reasonable best efforts to preserve its present business organization intact and its present relationships with persons having material business dealings with it; and

                                        (ii)    continue to maintain, in all
                 material respects, its assets and properties and keep its books in accordance with present practices in a condition suitable for its current use.

                          (b)   From the date hereof until the Closing Date,
except as provided for in, or contemplated by, the Acquisition Documents (including the schedules hereto or thereto), and except as consented to or approved by the Purchasers, the Company shall not, and shall not permit any of the Subsidiaries to:

                                        (i)    take any action regarding any
                 matter described in Section 5.2(a) of the Stockholders Agreement; or

                                        (ii)    take any action that would
                 cause any of the representations and warranties made by the Company or Supermarkets in this Agreement not to remain true and correct as if made at and as of the Closing Date.

                 SECTION 5.2. Access to Books and Records. The Company and Supermarkets shall afford, and shall cause each of the Subsidiaries to afford, to each of the Purchasers and the Purchasers' accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to Section 8.5) to all the Company's, Supermarkets' and the Subsidiaries' properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall furnish promptly to each of the Purchasers (a) a copy of each report, schedule and other document filed or received by the

Company, Supermarkets or any of the Subsidiaries pursuant to the requirements of federal or state securities laws, and (b) all other information concerning the Company's, Supermarkets' and the Subsidiaries' business, properties and personnel as the Purchasers may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.2 shall affect any representation or warranty of the Company or Supermarkets or the conditions to the obligations of the Purchasers.

                 SECTION 5.3. Amendment or Modification of or Waivers under Acquisition Agreement. Each of the Company and Supermarkets agrees that, without the prior written consent of the Purchasers, it will not consent to any amendment or modification to, or waive any of its rights under, the Acquisition Agreement, which amendment, modification or waiver would have a material adverse effect on the rights of the Company, Supermarkets or the Purchasers with respect to the business, assets, operations and properties of the Company, the Subsidiaries and the Ralph Entities.

                 SECTION 5.4. Notices Under the Acquisition Agreement. The Company shall promptly provide the Purchasers with such notices and reports as any Food 4 Less Entity may send to or receive from Ralphs or the stockholders of Ralphs pursuant to the terms of or relating to the Acquisition Agreement.

                 SECTION 5.5. Agreement to Take Necessary and Desirable Actions. CLH, the Company and Supermarkets shall, and shall cause each Food 4 Less Entity to, execute and deliver the Acquisition Documents to which each is a party and such other documents, certificates, agreements and other writings and to take such other actions as may be necessary, desirable or reasonably requested by the Purchasers in order to consummate or implement expeditiously the transactions contemplated hereby.

                 SECTION 5.6.   Compliance with Conditions; Best Efforts.
The Company, Supermarkets and CLH shall use their best efforts to cause all of the obligations imposed upon each of them in this Agreement to be duly complied with and to cause all conditions precedent to the obligations of the Company, Supermarkets, CLH and the Purchasers to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company, Supermarkets and CLH will use their best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

                 SECTION 5.7. HSR Act Filings. Each of the Company, each of its Subsidiaries, and CLH have filed all reports and documents as may be necessary to comply with the HSR Act and Food 4 Less is in full compliance with
Section 6.3 of the Acquisition

Agreement. Each of the Company, Supermarkets and CLH shall cooperate with and assist the other parties hereto and take such action as may be reasonably required and as permitted under law in connection with such filings (including cooperating with additional requests for information, documents and interviews of officers and personnel by either of the antitrust enforcement agencies).

                 SECTION 5.8. Consents and Approvals. The Company, Supermarkets and CLH (a) shall use their best efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement, any other Acquisition Document or any of the transactions contemplated hereby or thereby, and (b) shall diligently assist and cooperate with the Purchasers in preparing and filing all documents required to be submitted by the Purchasers to any Governmental Authority in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by the Purchasers in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Purchasers all information concerning the Food 4 Less Entities that counsel to the Purchasers determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

                 SECTION 5.9. Preferred Preemptive Purchase. The Company shall, in connection with any purchase of Preferred Stock by any Person pursuant to a Preferred Preemptive Purchase (as defined in the Stockholders Agreement), cause such Person to become a party to the Stockholders Agreement, or an agreement substantially similar to the Stockholders Agreement.

                 SECTION 5.10. Tax Withholdings. Solely for United States Federal income tax purposes, the Company shall not withhold any amount from distributions to any Purchaser that is a foreign government or a controlled entity thereof ("Foreign Government") in any taxable year of the Company, provided that (i) the Foreign Government delivers to the Company a properly executed Withholding Tax Exemption Certificate (or such other form as the Internal Revenue Service may require) in a form reasonably acceptable to the Company and (ii) there is no change in law regarding withholding obligations with respect to foreign persons which, in the opinion of counsel to the Company, would require withholding with respect to the Foreign Government. Solely for California income and franchise tax purposes, the Company shall withhold any and all amounts from distributions to the Foreign Government as are required by California law unless and until (i) the Foreign Government notifies the Company that there has been a change in law regarding the withholding obligations with respect to foreign persons which, in the opinion of counsel to the Foreign Government reasonably acceptable to the Company, provides an exemption from withholding on distributions by the Company to the Foreign Government, and (ii) the Foreign Government delivers to the Company any form or other certification reasonably requested by the Company to establish such exemption from withholding.

                 SECTION 5.11. Other Activities of Purchasers. Nothing contained in this Agreement or any other agreement of the Company, Supermarkets or CLH shall be deemed to prohibit the Purchasers or any of their respective Affiliates from forming or investing in other entities engaged in activities similar to those of the Company.

                 SECTION 5.12. Amendment of Charter. Each party hereto shall, and shall cause the Company to, take all necessary corporate action to adopt, ratify and file and cause to become effective on or prior to June 28, 1995, a certificate of amendment to the Company's Charter, which amendment shall permit the conversion of Common Stock into Non-Voting Common Stock and of Non-Voting Common Stock into Common Stock in a manner similar to the manner by which Series A Stock is convertible into Series B Stock and Series B Stock is convertible into Series A Stock, respectively.

                               ARTICLE VI

                          COVENANTS OF THE PURCHASERS

                 SECTION 6.1. Agreement to Take Necessary and Desirable Actions. Each Purchaser agrees to execute and deliver each of the Acquisition Documents to which it may be a party and such other documents, certificates, agreements and other writings and to take such other actions as may be necessary, desirable or reasonably requested by the Company, Supermarkets or CLH in order to consummate or implement expeditiously the transactions contemplated hereby.

                 SECTION 6.2.   Compliance with Conditions; Best Efforts.
Each Purchaser will use its best efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with, and to cause all conditions precedent to the obligations of the Company, Supermarkets, CLH and the Purchasers to be satisfied. Upon the terms and subject to the conditions of this Agreement, each Purchaser will use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

                 SECTION 6.3. HSR Act Filings. Each Purchaser has filed, or caused to be filed, all reports and documents as may be necessary to comply with the HSR Act.

                               ARTICLE VII

                        CONDITIONS PRECEDENT TO CLOSING

                 SECTION 7.1. Conditions to the Company's, CLH's and Supermarkets' Obligations. The obligations of the Company, CLH and Supermarkets hereunder required to be performed on the Closing Date shall be subject, at their election, to the satisfaction or waiver (which waiver, if so requested by the Purchasers, shall be made in writing), at or prior to the Closing, of the following conditions:

                          (a)   The representations and warranties of each
Purchaser contained in this Agreement shall have been true and correct in all material respects when made and, in addition, shall be repeated and true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                          (b)   Each Purchaser shall have performed in all
material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement, to be performed and complied with by such Purchaser at or prior to the Closing Date. In lieu of a certificate from each Purchaser to the Company, Supermarkets and CLH certifying that the conditions specified in this Section 7.1 have been satisfied with respect to such Purchaser, payment of the purchase price for the Common Stock and for the Shares shall be deemed to be the certification by such Purchaser of the satisfaction of each of the conditions specified in this Section 7.1 with respect to such Purchaser.

                          (c)   All conditions precedent to the consummation
of the transactions contemplated by the Acquisition Documents shall have been satisfied or waived.

                 SECTION 7.2. Conditions to Purchasers' Obligations. The obligations of each Purchaser hereunder required to be performed at the Closing shall be subject, at its election, to the satisfaction or waiver (which waiver, if so requested by the Company, Supermarkets or CLH, shall be made in writing), at or prior to the Closing, of the following conditions:

                          (a)   The representations and warranties of the
Company, Supermarkets and CLH contained in this Agreement shall have been true and correct in all material respects when made and, in addition, shall be repeated and true and correct in all material respects on and as of the Closing Date (after giving effect to the transactions contemplated hereby) with the same force and effect as though made on and as of the Closing Date.

                       (b) The Company, Supermarkets and CLH shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement, to be performed and complied with by them at or prior to the Closing Date.

                       (c) No waiver of any of the conditions of, or amendment entered into after the date hereof to, or the initiation by The Yucaipa Companies, a California general partnership ("Yucaipa"), the Company, CLH or Supermarkets of (or consent to) any termination of, any Acquisition Document shall have occurred except such as shall have been consented to in writing by the Purchasers representing a majority in interest of the Shares, which consent shall not be unreasonably withheld, and, with respect to any conditions thereunder the fulfillment of which is or may be determined by Yucaipa, the Company, CLH or Supermarkets, as the case may be, in its judgment or discretion, such conditions shall not be deemed fulfilled unless the Purchasers representing a majority in interest of the Shares, in their reasonable judgment, shall also be satisfied that such conditions are fulfilled. No party to any Acquisition Document shall be in breach of or in default thereunder and no event or circumstance shall have occurred which, with or without the giving of notice or lapse of time or both, could result in a right of termination in respect thereof.

                       (d)     (i) The terms and conditions of the
Financing, including, without limitation, the Public Debt Refinancing and any other refinancings, amendments and consents made at or obtained in connection with the Closing or the transactions contemplated by the Acquisition Documents shall be reasonably satisfactory to the Purchasers; and the Financing shall have been consummated pursuant to definitive agreements in form and substance reasonably satisfactory to the Purchasers and no party thereto shall be in default thereunder.

                               (ii) The legal, management and capital
structure of the Company, after giving effect to the transactions contemplated by the Acquisition Documents, shall be as set forth herein and in the Stockholders Agreement.

                               (iii) Following the date hereof neither
Holdings nor the Company shall have entered into agreements (other than the Stockholders Agreement) with any other investors in equity of the Company other than the Purchasers.

                               (iv) The Company and its Subsidiaries shall
have received, simultaneously with the receipt of the proceeds of the sale of the Shares hereunder, proceeds under or as a result of the Financing which shall be sufficient to consummate the Acquisition and the Public Debt Refinancing, including payment of fees and expenses in respect thereof.

                                 (v)  Ralphs shall have assumed all of the
rights and obligations of Supermarkets under the New Credit Facility.

                                 (vi) The Purchasers and the Company shall have
entered into or caused to become effective the Stockholders Agreement and such other agreements and governing documents (including, without limitation, Charter and By-laws of the Company) as the Purchasers and the Company may deem reasonably appropriate to effect the provisions of the Stockholders Agreement, and each of such agreements and documents shall be in full force and effect and, except as contemplated by the Stockholders Agreement, all existing stockholders or similar agreements relating to the Company or Ralphs shall have been terminated.

                          (e)   All documents, instruments, agreements and
arrangements relating to the transactions contemplated by the Acquisition Documents shall be reasonably satisfactory to the Purchasers, shall have been executed and delivered by the parties thereto and no party to any of the foregoing shall have breached any of its material obligations thereunder.

                          (f)   Since January 29, 1995, no change shall have
occurred or have been threatened in the business, operations, prospects, properties or condition (financial or other) of Food 4 Less, Ralphs or any of their respective subsidiaries, which, in the reasonable judgment of the Purchasers, is or may be materially adverse to Food 4 Less, Ralphs and their respective subsidiaries, taken as a whole, or the transactions contemplated by the Acquisition Documents; provided, that the transactions contemplated by the Acquisition Documents shall not be deemed to be such a materially adverse change.

                          (g)   The Purchasers shall have received a copy of
the letter delivered in connection with the Acquisition and the Financing with respect to the solvency and financial condition of Ralphs, after giving effect to the Acquisition and the transactions contemplated by the Acquisition Documents and other obligations in connection therewith, which letter need not be addressed to the Purchasers.

                          (h)  There shall be no litigation, proceeding or other
action seeking an injunction or other restraining order, damages or other relief from a Governmental Authority pending or threatened which, in the reasonable judgment of the Purchasers, would materially adversely affect the consummation of the transactions contemplated by the Acquisition Documents on the terms contemplated thereby and there shall be no litigation, proceeding or other action (including, without limitation, relating to environmental and pension matters) pending or threatened against the Company, Ralphs or their respective subsidiaries which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                          (i)   (x)  During the seven-calendar-day period
ending on the Closing Date, (A) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the over-the-counter market shall not have been suspended and minimum prices shall not have been established on either of such exchanges or such market by such exchange or by the Commission, (B) a general banking moratorium shall not have been declared by Federal or New York or California authorities, and (C) no change (or any condition, event or development involving a prospective change) shall have occurred or be threatened that, in the reasonable judgment of the Purchasers, has had or could, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the prices or trading of securities generally traded on financial markets in the United States, and (y) the Dow Jones Industrial Average (the "Dow") on the business day immediately preceding the Closing Date shall not be more than 20% lower than the Dow on the date of this Agreement (the "Opening Dow") and the Dow on any business day between the date of this Agreement and the Closing Date shall not have been more than 20% lower than the Opening Dow.

                          (j)    All corporate and other proceedings taken or
to be taken by the parties to the Acquisition Documents in connection with the transactions contemplated thereby shall be in form and substance reasonably satisfactory to the Purchasers as being consistent with satisfaction of the foregoing conditions.

                          (k)    All governmental and regulatory approvals and
clearances and all third-party consents necessary for the consummation of the transactions contemplated by the Acquisition Documents shall have been obtained and shall be in full force and effect, including (without limitation) expiration of the applicable waiting periods under the HSR Act, and the Purchasers and the Company shall be reasonably satisfied that the consummation of such transactions does not and will not contravene any Applicable Law, except to the extent any contravention or contraventions, individually or in the aggregate, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                          (l)    The Purchasers shall have completed their
legal and business due diligence relating to environmental matters and shall be reasonably satisfied with the results thereof.

                          (m)    All conditions precedent to the consummation
of the transactions contemplated by the Acquisition Documents shall have been satisfied or waived and all fees and expenses due to any Purchaser or its Affiliates shall have been paid in accordance with the terms of the Acquisition Documents.

                          (n)    The Company shall have delivered to the
Purchasers a certificate executed by it or on its behalf by a duly authorized representative, dated the Closing Date, to the effect that each of the conditions (other than any condition the fulfillment of which is subject to the reasonable satisfaction of the Purchasers) specified in this Section 7.2 has been satisfied.

                          (o)    Latham & Watkins, counsel to the Company,
Supermarkets and CLH, shall have delivered to the Purchasers an opinion, dated the Closing Date, addressed to the Purchasers, in the form attached hereto as Exhibit E.

                          (p)    The Purchasers shall have received copies of,
and reliance letters, in form and substance reasonably satisfactory to the Purchasers, dated the Closing Date, addressed to the Purchasers with respect to:

                                  (i) opinion of Wilkie Farr & Gallagher
         delivered pursuant to Section 2.8(a)(iv) of the Acquisition Agreement;

                                  (ii) opinion of Troy & Gould delivered
pursuant to Section 2.8(a)(iv) of the Acquisition Agreement;

                                  (iii) opinions of Latham & Watkins delivered
         pursuant to Section 2.8(b)(iv) of the Acquisition Agreement, Section 4.10(i) of the New Credit Facility, Sections 6(d) and 6(e) of the Dealer Manager Agreement, and Section 7(ii)(a) of the Underwriting Agreement;

                                  (v) opinions of the Senior Vice President,
         General Counsel and Secretary of Ralphs delivered pursuant to Section 4.1O(ii) of the New Credit Facility, Sections 6(d) and 6(e) of the Dealer Manager Agreement, and Sections 7(ii)(c) of the Underwriting Agreement; and

                                   (vi) opinions of Irwin, Clutter & Severson
         delivered pursuant to Sections 6(d) and 6(e) of the Dealer Manager Agreement, and Section 7(ii)(b) of the Underwriting Agreement.

                          (q)    All proceeds received by the Company on the
Closing Date under or as a result of the transactions contemplated by the Acquisition Documents shall be used (or shall be usable) solely to consummate the transactions contemplated by the Acquisition Documents, including payment of fees and expenses thereof, and to provide working capital to the Company and its Subsidiaries.

                          (r)    Apollo Advisors, L.P. or its designees shall
have received a commitment fee in the amount of $5 million, $2.5 million of which shall have been paid by

Supermarkets by wire transfer of immediately available funds to a bank account designated by it (such designation to be made not later than three business days prior to the Closing Date) and the remainder of which shall be satisfied through the issuance by the Company of $2.5 million initial accreted value of Discount Debentures to be contributed to the Debt Partnership in accordance with the terms of the Debt Partnership Letter and the subscription agreement relating thereto.

                          (s)    The Purchasers shall have received delivery
of the Shares as set forth hereunder.

                          (t)    The Purchasers shall have received such other
certificates, instruments and documents in furtherance of the transactions contemplated by this Agreement as they may reasonably request.


                                 ARTICLE VIII

                                 MISCELLANEOUS

                 SECTION 8.1.    Survival; Indemnification.

                          (a)    All representations, warranties, covenants
and agreements (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) contained in this Agreement shall be deemed made at the Closing as if made at such time and shall survive the Closing for two years, except that (i) with respect to claims asserted pursuant to this Section 8.1 before the expiration of the applicable representation or warranty, such claims shall survive until the date they are finally liquidated or otherwise resolved, (ii) Sections 3.14 and 3.15 shall survive until the end of the applicable statute of limitations, and (iii)
Section 3.2 and this Section 8.1 shall survive indefinitely. All statements as to factual matters contained in any certificate executed and delivered by the parties pursuant hereto, as well as the certification by each Purchaser in lieu of a certificate as provided in Section 7.1(b), shall be deemed to be representations, warranties and covenants by such party hereunder. No claim may be commenced under this Section 8.1 (or otherwise) following expiration of the applicable period of survival, and upon such expiration the Indemnifying Party shall be released from all liability with respect to claims under each such section not theretofore made by the Indemnified Party. No right of indemnity against any claim of a third party shall arise from any representation, warranty or covenant of an Indemnifying Party herein contained, unless such third-party claim is filed or lodged against the Indemnified Party on or prior to the expiration of the applicable period of survival provided above, and all other conditions hereunder are satisfied. A claim shall be made or commenced hereunder by the Indemnified Party delivering to the Indemnifying Party a written notice specifying in reasonable detail the nature of the claim, the amount claimed (if known or reasonably estimable), and the factual basis for the claim. The indemnification provided for in this Section
8.1 shall be the exclusive remedy for breach of any such representations, warranties or covenants contained in this Agreement or given hereunder.

                          (b)    Each of the Company and Supermarkets agrees
to indemnify and hold harmless each of the Purchasers and their respective partners, affiliates, officers, directors, employees and duly authorized agents and each of their affiliates and each other person controlling the Purchasers or any of their affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and any partner of any of them from and against any loss, claim, liability, cost, expense or damage (including, without limitation, reasonable counsel fees and disbursements and court costs) accruing from or resulting by reason of (i) the breach of any of the representations or warranties made in Article III of this Agreement or in any certificate furnished by the Company or Supermarkets pursuant to this Agreement or (ii) the breach or failure of the Company or Supermarkets duly to perform or observe any covenant or agreement.

                          (c)    The Purchasers, severally and not jointly,
agree to indemnify and hold harmless each of the Company and its partners, affiliates, officers, directors, employees and duly authorized agents and each of their affiliates and each other person controlling the Company or any of their affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and any partner of any of them from and against any loss, claim, liability, cost, expense or damage (including, without limitation, reasonable counsel fees and disbursements and court costs) accruing from or resulting by reason of (i) the breach of any of the representations or warranties made by such Purchaser in Article IV of this Agreement or in any certificate furnished by the Purchaser pursuant to this Agreement (or the certification in lieu of a certificate as provided in Section 7.1(b)) or (ii) the breach or failure of the Purchaser duly to perform or observe any covenant or agreement on the part of the Purchaser to be performed or observed.

                          (d)    If a person entitled to indemnity hereunder
(an "Indemnified Party") asserts that any party hereto (the "Indemnifying Party") has become obligated to the Indemnified Party pursuant to Section 8.1(b) or (c), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party agrees to notify the Indemnifying Party promptly and to cooperate with the Indemnifying Party, at the Indemnifying Party's expense, to the extent reasonably necessary for the resolution of such claim or in the defense of such suit, action or proceeding, including making available any information, documents and things in the possession of the Indemnified Party which are reasonably necessary therefor.

                 Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any failure to give, or delay in giving, notice unless, and only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of such failure or delay.

                          (e)    In fulfilling its obligations under this
Section 8.1, after providing each Indemnified Party with a written acknowledgement of any liability under this Section 8.1 as between such Indemnified Party and the Indemnifying Party, the Indemnifying Party shall have the right to investigate, defend, settle or otherwise handle, with the aforesaid cooperation, any claim, suit, action or proceeding brought by a third party in such manner as the Indemnifying Party may in its sole discretion deem appropriate; provided that the Indemnifying Party will not consent to any settlement imposing any material obligations on any other party hereto other than financial obligations for which such party will be indemnified hereunder, unless such party has consented in writing to such settlement. Notwithstanding anything to the contrary contained herein, the Indemnifying Party may retain one firm of counsel to represent all Indemnified Parties in such claim, action or proceeding; provided, however, that in the event that the defendants in, or targets of, any such claim, action or proceeding include more than one Indemnified Party, and any Indemnified Party shall have reasonably concluded, based on the opinion of its own counsel, that there may be one or more legal defenses available to it which are in conflict with those available to any other Indemnified Party, then such Indemnified Party may employ separate counsel to represent or defend it or any other person entitled to indemnification and reimbursement hereunder with respect to any such claim, action or proceeding in which it or such other person may become involved or is named as defendant and the Indemnifying Party shall pay the reasonable fees and disbursement of such counsel. Notwithstanding the Indemnifying Party's election to assume the defense or investigation of such claim, action or proceeding, the Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to (i) direct the defense or investigation of such claim, action or proceeding, if (A) in the written opinion of counsel to the Indemnified Party use of counsel of the Indemnifying Party's choice could reasonably be expected to give rise to a conflict of interest or (B) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding or (ii) participate in the defense or investigation of such claim, action or proceeding if the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense.

                 SECTION 8.2. Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service.

                 To the Company, Supermarkets or CLH:

                          c/o The Yucaipa Companies
                          10000 Santa Monica Boulevard
                          Fifth Floor
                          Los Angeles, California  90067
                          Attn:  Mark A. Resnik, Esq.
                          Fax:   (310) 789-7201

                 with a copy (which shall not constitute notice) to:

                          Latham & Watkins
                          633 West Fifth Street
                          Suite 4000
                          Los Angeles, California  90071
                          Attn:  Thomas C. Sadler, Esq.
                          Fax:   (213) 891-8763

                 To the Purchasers:

                 To the address specified on the signature page executed by each such Purchaser,

                 with a copy (which shall not constitute notice) to:

                          Skadden, Arps, Slate, Meagher & Flom
                          300 South Grand Avenue
                          Suite 3400
                          Los Angeles, California  90071

                          Attn:  Michael A. Woronoff, Esq.
                          Fax:   (213) 687-5600

                 SECTION 8.3. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW PROVISIONS THEREOF.

                 SECTION 8.4.   Termination.

                          (a)  This Agreement may be terminated (i) at any time
prior to the Closing Date by mutual agreement of the parties, (ii) in the event one or more Purchasers fails to perform its obligation to purchase the Shares as provided for herein (the "Nonperforming Purchaser"), by the Company, CLH and Supermarkets and one or more Purchasers who are not Nonperforming Purchasers if the Closing shall not have occurred on the Closing Date unless the Company, CLH and Supermarkets shall have received a Substitute Purchaser Undertaking or
(iii) if the Closing shall not have occurred on or prior to June 30, 1995, by either the Company, CLH and Supermarkets, on the one hand, or any Purchaser, on the other hand, at any time after June 30, 1995. Termination pursuant to the foregoing clauses (i), (ii) or (iii) notwithstanding, Sections 8.1 and 8.11 hereof shall remain in effect.

                          (b)  In the event one or more Purchasers becomes a
Nonperforming Purchaser, the remaining Purchaser or Purchasers (the "Performing Purchasers") shall have the right, exercisable as provided below, to purchase the Shares to have been purchased by the Nonperforming Purchaser on the same terms and conditions provided for herein (in ratable shares, if there are two or more Performing Purchasers each of whom so elects), unless the Nonperforming Purchaser shall have theretofore performed its obligations hereunder and purchased its Shares. Such right shall be irrevocably exercised by each Performing Purchaser who elects to do so at the Closing by delivery of a written notice (a "Substitute Purchaser Undertaking") to such effect to the Company and Supermarkets, which notice shall constitute the binding obliga-tion of such Performing Purchaser.

                 SECTION 8.5. Entire Agreement. This Agreement and the Stockholders Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof other than the provisions set forth in Sections 2, 6 and 9 of the Commitment Letter which remain in full force and effect.

                 SECTION 8.6. Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby.

                 SECTION 8.7. Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

                 SECTION 8.8. Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

                 SECTION 8.9. Exhibits and Schedules. Each of the exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

                 SECTION 8.10. Expenses; Brokers. The Company and Supermarkets shall pay or cause to be paid, whether or not the Closing occurs hereunder, all reasonable out-of-pocket fees and expenses incurred by the Purchasers and their affiliates in connection with the transactions contemplated by this Agreement, the Acquisition Documents and all matters related thereto (including, without limitation, HSR Act filing fees, and reasonable fees and disbursements of counsel and consultants). Each of the parties represents to the others that neither it nor any of its affiliates has used a broker or other intermediary, other than Yucaipa, in connection with the transactions contemplated by this Agreement for whose fees or expenses any other party will be liable and respectively agrees to indemnify and hold the others harmless from and against any and all claims, liabilities or obligations with respect to any such fees or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its affiliates.

                 SECTION 8.11. Press Releases and Public Announcements. No public announcement or disclosure relating to the transactions contemplated by the Acquisition Documents shall identify any Purchaser without such Purchaser's prior consent except to the extent that such disclosure is, in the opinion of counsel, required by law or by stock ex-change regulation, provided that any such required disclosure shall only be made, to the extent consistent with law, after consultation with such Purchaser.

                 SECTION 8.12.   Assignment; No Third Party Beneficiaries.
This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by either the Company, CLH or Supermarkets, on the one hand, or the Purchasers, on the other hand, without the prior written consent of the other; provided that each Purchaser may assign or delegate its rights, duties and obligations hereunder to a Permitted Transferee (as defined in the Stockholder Agreement). Except as provided in the preceding sentence, any assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the other party hereto shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 8.1 and 8.12.

                 SECTION 8.13.   Severability.  This Agreement shall be
deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

                 SECTION 8.14.   Counterparts.  This Agreement may be
executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                 SECTION 8.15. Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement, including, in the case of the Company, such acts, instruments and documents as may be necessary or desirable to convey and transfer to each of the Purchasers the Shares to be purchased by it hereunder.

                 SECTION 8.16. Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto, except as provided in Section 8.1.

                 SECTION 8.17. Several Liability of the Purchasers. Nothing in this Agreement shall be construed to impose on any Purchaser any liability for any action or failure to act of any other Purchaser.

                 SECTION 8.18. No Duty to Other Purchasers. Each Purchaser confirms with each other Purchaser that each Purchaser has conducted its own due diligence in connection with its investment in the Shares and the other Purchasers may therefore have information different from, or additional to, the information possessed by such Purchaser. In addition, although certain of the other Purchasers (the "Supplying Purchasers") may have shared information received by them (including information contained in third party reports prepared for such other Purchasers) with such Purchaser, no representation or warranty is being made with respect to such information by any Supplying Purchaser or any such third party. Nothing in this Section 8.18 is meant to limit any duty, obligation or liability Food 4 Less, Holdings or Supermarkets may have to any Purchaser under this Agreement or otherwise.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                           FOOD 4 LESS HOLDINGS, INC.,
                                           a Delaware corporation



                                           /s/   Mark A. Resnik
                                           -----------------------------------
                                           Name:   Mark A. Resnik
                                           Title:  Secretary

                                           FOOD 4 LESS SUPERMARKETS, INC.



                                           /s/   Mark A. Resnik
                                           -----------------------------------
                                           Name:   Mark A. Resnik
                                           Title:  Vice President and Secretary

                                           CLH SUPERMARKET CORP.



                                           /s/   Mark A. Resnik
                                           -----------------------------------
                                           Name:   Mark A. Resnik
                                           Title:  Vice President and Secretary

APOLLO INVESTMENT FUND III, L.P.

By:  Apollo Advisors II, L.P.
        Its Managing General Partner

By:  Apollo Capital Management II, Inc.,
         Its General Partner


By: /s/ Peter P. Copses
    ----------------------------
     Name:       Peter P. Copses
     Title:      Vice President

Purchaser is  X  is not    a qualified institutional buyer
             ---       ----
Address for Notice:

c/o Apollo Advisors II, L.P.
2 Manhattanville Road
Purchase, New York  10577
Attn:  Tony Tortorelli

Telephone:  (914) 694-8000

Telecopy:   (914) 694-8032


Nominee (if different
than name of Purchaser)


Atwell & Co.
--------------------------------
Common Stock
being purchased from CLH for $10 per Share and contributed to the Company: 2,674,850 Shares

Number of Shares
being purchased from the Company:  9,150,091 Series A Preferred Stock
                                   -0- Series B Preferred Stock

Aggregate cash portion of the Purchase Price paid to the Company:  $64,752,410

APOLLO OVERSEAS PARTNERS III, L.P.

By:  Apollo Advisors II, L.P.
        Its Managing General Partner

By:  Apollo Capital Management II, Inc.,
         Its General Partner


By: /s/ Peter P. Copses
    -----------------------------
     Name:       Peter P. Copses
     Title:      Vice President

Purchaser is  X  is not     a qualified institutional buyer
             ---       ----

Address for Notice:

c/o Apollo Advisors II, L.P.
2 Manhattanville Road
Purchase, New York  10577
Attn:  Tony Tortorelli

Telephone:  (914) 694-8000

Telecopy:   (914) 694-8032


Nominee (if different
than name of Purchaser)


Atwell & Co.
--------------------------------
Common Stock
being purchased from CLH for $10 per Share and contributed to the Company: 285,840 Shares

Number of Shares
being purchased from the Company:  977,798 Series A Preferred Stock
                                   -0- Series B Preferred Stock

Aggregate cash portion of the Purchase Price paid to the Company:  $6,919,580

APOLLO U.K. PARTNERS III, L.P.

By:  Apollo Advisors II, L.P.
        Its Managing General Partner

By:  Apollo Capital Management II, Inc.,
         Its General Partner


By: /s/ Peter P. Copses
    ------------------------------
     Name:       Peter P. Copses
     Title:      Vice President

Purchaser is  X  is not     a qualified institutional buyer
             ---       -----
Address for Notice:

c/o Apollo Advisors II, L.P.
2 Manhattanville Road
Purchase, New York  10577
Attn:  Tony Tortorelli

Telephone:  (914) 694-8000

Telecopy:   (914) 694-8032


Nominee (if different
than name of Purchaser)


Atwell & Co.
--------------------------------
Common Stock
being purchased from CLH for $10 per Share and contributed to the Company: 176,964 Shares

Number of Shares
being purchased from the Company:  605,355 Series A Preferred Stock
                                   -0- Series B Preferred Stock

Aggregate cash portion of the Purchase Price paid to the Company:  $4,283,910

BT INVESTMENT PARTNERS, INC.



By: /s/ Joseph T. Wood
--------------------------------
     Name:     Joseph T. Wood
     Title:    Managing Director

Purchaser is  X  is not     a qualified institutional buyer
             ---       -----
Address for Notice:

130 Liberty Street
25th Floor
New York, New York  10006
Attn:  Brian Talbot

Telephone:  (212) 250-9571

Telecopy:   (212) 250-7651


Nominee (if different
than name of Purchaser)


___________________________________________________

Common Stock
being purchased from CLH for $10 per Share and contributed to the Company: 1,169,322 Shares

Number of Shares
being purchased from the Company:  900,000 Series A Preferred Stock
                                   3,100,000 Series B Preferred Stock

Aggregate cash portion of the Purchase Price paid to the Company:  $28,306,780

HWH INVESTMENT PTE LTD



By: /s/ Kunnasagaran Chinniah
    ----------------------------------
     Name:       Kunnasagaran Chinniah
     Title:      Director

Purchaser is  X  is not     a qualified institutional buyer
             ---       -----
Address for Notice:

255 Shoreline Drive, Suite 600
Redwood City, California  94065
Attn:  Kunna Chinniah

Telephone:  (415) 802-1240

Telecopy:   (415) 802-1213


Nominee (if different
than name of Purchaser)


___________________________________________________

Common Stock
being purchased from CLH for $10 per Share and contributed to the Company: 438,496 Shares

Number of Shares
being purchased from the Company:  1,500,000 Series A Preferred Stock
                                   -0- Series B Preferred Stock

Aggregate cash portion of the Purchase Price paid to the Company:  $10,615,040

CHASE MANHATTAN INVESTMENT HOLDINGS, INC.



By: /s/ Michael McLaughlin
    --------------------------------
     Name:          Michael McLaughlin
     Title:         Vice President

Purchaser is  X  is not    a qualified institutional buyer
             ---       ----
Address for Notice:

1 Chase Plaza
Eighth Floor
New York, New York  10081
Attn:  Michael McLaughlin

Telephone:  (212) 552-5139

Telecopy:   (212) 552-1159


Nominee (if different
than name of Purchaser)


___________________________________________________

Common Stock
being purchased from CLH for $10 per Share and contributed to the Company: 292,330 Shares

Number of Shares
being purchased from the Company:  1,000,000 Series A Preferred Stock
                                   -0- Series B Preferred Stock

Aggregate cash portion of the Purchase Price paid to the Company:  $7,076,700

MERCHANT GP, INC.



By: /s/ Mark Patterson
   --------------------------------
     Name:          Mark Patterson
     Title:         Vice President

Purchaser is  X  is not     a qualified institutional buyer
             ---       -----
Address for Notice:

c/o CS First Boston Corporation
Park Avenue Plaza
55 East 52nd Street
New York, New York  10055
Attn:  Agnes Reicke

Telephone:  (212) 909-2899

Telecopy:   (212) 753-2390

Nominee (if different
than name of Purchaser)


___________________________________________________

Common Stock
being purchased from CLH for $10 per Share and contributed to the Company: 292,330 Shares

Number of Shares
being purchased from the Company:  1,000,000 Series A Preferred Stock
                                   -0- Series B Preferred Stock

Aggregate cash portion of the Purchase Price paid to the Company:  $7,076,700

CRESCENT/MACH I PARTNERS, L.P.,
  a Delaware limited partnership

By: Crescent Capital Corporation,
       as investment manager and
       attorney-in-fact


By: /s/ Mark L. Attanasio
    ------------------------------
     Name:       Mark L. Attanasio
     Title:      President

Purchaser is  X  is not     a qualified institutional buyer
             ---       -----
Address for Notice:

1325 Avenue of the Americas
25th Floor
New York, New York  10019

Attn:  Mark Gold

Telephone:

Telecopy:   (212) 245-2488


Nominee (if different
than name of Purchaser)


___________________________________________________

Common Stock
being purchased from CLH for $10 per Share and contributed to the Company: 146,165 Shares

Number of Shares
being purchased from the Company:  500,000 Series A Preferred Stock
                                   -0- Series B Preferred Stock

Aggregate cash portion of the Purchase Price paid to the Company:  $3,538,350

DLJ CAPITAL CORPORATION


By: /s/ Claire M. Power
    ------------------------------
     Name:    Claire M. Power
     Title:     Assistant Secretary

Purchaser is X is not     a qualified institutional buyer
            ---      -----
Address for Notice:

140 Broadway
New York, New York  10005
Attn:  Edward Poletti

Telephone:  (212) 504-8012

Telecopy:   (212) 504-4991


Nominee (if different
than name of Purchaser)


___________________________________________________

Common Stock
being purchased from CLH for $10 per Share and contributed to the Company: 292,330 Shares

Number of Shares
being purchased from the Company:  1,000,000 Series A Preferred Stock
                                   -0- Series B Preferred Stock

Aggregate cash portion of the Purchase Price paid to the Company:  $7,076,700

THE RAPAPORT FAMILY TRUST U/A/D 4/12/90



By: /s/ Marc Rappaport
    ---------------------------
     Name:    Marc Rappaport
     Title:   Trustee

Purchaser is    is not  X  a qualified institutional buyer
            ----       ---
Address for Notice:

11625 Moraga Lane
Los Angeles, California  90049
Attn:  Marc Rapaport


Telephone:  (310) 476-9280

Telecopy:   (310) 785-8550


Nominee (if different
than name of Purchaser)


___________________________________________________

Common Stock
being purchased from CLH for $10 per Share and contributed to the Company: 14,617 Shares

Number of Shares
being purchased from the Company:  50,000 Series A Preferred Stock
                                   -0- Series B Preferred Stock

Aggregate cash portion of the Purchase Price paid to the Company:  $353,830

                               TABLE OF CONTENTS
                            (Not Part of Agreement)


        Article                                                                                               Page
        -------                                                                                              -----
         I       DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .
         II      SALE AND PURCHASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .

                 2.1.       Agreement to Sell and to Purchase; Purchase Price . . . . . . . . . . .  . . . . .
                 2.2.       Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .

         III     REPRESENTATIONS AND WARRANTIES OF THE COMPANY, SUPERMARKETS AND CLH  . . . . . . .  . . . . .

                 3.1.       Organization and Standing . . . . . . . . . . . . . . . . . . . . . . .  . . . . .
                 3.2.       Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .
                 3.3.       Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .
                 3.4.       Authorization; Enforceability . . . . . . . . . . . . . . . . . . . . .  . . . . .
                 3.5.       No Violation; Consents  . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .
                 3.6.       Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .
                 3.7.       SEC Documents; Financial Statements . . . . . . . . . . . . . . . . . .  . . . . .
                 3.8.       Change in Condition . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .
                 3.9.       Employee Benefit Plans and Labor Matters  . . . . . . . . . . . . . . .  . . . . .
                 3.10.      Interests in Real Property  . . . . . . . . . . . . . . . . . . . . . .  . . . . .
                 3.11.      Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .
                 3.12.      Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .
                 3.13.      Representations and Warranties in the Merger Agreement  . . . . . . . .  . . . . .
                 3.14.      Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .
                 3.15.      Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .
                 3.16.      Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .
                 3.17.      Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .
                 3.18.      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .
                 3.19.      Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .
                 3.20.      Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .
                 3.21.      Use of Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .
                 3.22.      Accuracy of Information . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .
                 3.23.      Private Offering  . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .

         IV      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS . . . . . . . . . . . . . . . . . . . . . .

                 4.1.       Authorization; Enforceability; No Violations  . . . . . . . . . . . . . . . . . .
                 4.2.       Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 4.3.       Private Placement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 4.4.       Prohibited Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

         V       COVENANTS OF THE COMPANY, SUPERMARKETS AND CLH . . . . . . . . . . . . . . . . . . . . . . .

                 5.1.       Operation of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 5.2.       Access to Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 5.3.       Amendment or Modification of or Waivers
                            under Acquisition Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 5.4.       Notices Under the Acquisition Agreement . . . . . . . . . . . . . . . . . . . . .
                 5.5.       Agreement to Take Necessary and Desirable Actions . . . . . . . . . . . . . . . .
                 5.6.       Compliance with Conditions; Best Efforts  . . . . . . . . . . . . . . . . . . . .
                 5.7.       HSR Act Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 5.8.       Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 5.9.       Merger; Governing Documents . . . . . . . . . . . . . . . . . . . . . . . . . . .

         VI      COVENANTS OF THE PURCHASERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                 6.1.       Agreement to Take Necessary and Desirable
                            Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 6.2.       Compliance with Conditions; Best Efforts  . . . . . . . . . . . . . . . . . . . .
                 6.3.       HSR Act Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

         VII     CONDITIONS PRECEDENT TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                 7.1.       Conditions to the Company's, CLH's and Supermarkets'
                            Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 7.2.       Conditions to Purchasers' Obligations . . . . . . . . . . . . . . . . . . . . . .

         VIII    MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                 8.1.       Survival; Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 8.2        Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 8.3.       Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 8.4.       Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 8.5.       Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 8.6.       Modifications and Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . .
                 8.7.       Waivers and Extensions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 8.8.       Titles and Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                 8.9.       Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 8.10.      Expenses; Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 8.11.      Press Releases and Public Announcements . . . . . . . . . . . . . . . . . . .
                 8.12.      Assignment; No Third Party Beneficiaries  . . . . . . . . . . . . . . . . . .
                 8.13.      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 8.14.      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 8.15.      Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 8.16.      Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                 8.17.      Several Liability of the Purchasers . . . . . . . . . . . . . . . . . . . . .
                 8.18.      No Duty to Other Purchasers . . . . . . . . . . . . . . . . . . . . . . . . .

                                   SCHEDULES
                                   ---------

Schedule 1                List of the Purchasers
Schedule 3.2              Capital Stock
Schedule 3.3              Subsidiaries
Schedule 3.5              No Violation; Consents
Schedule 3.8              Change in Condition
Schedule 3.9              Employee Benefit Plans and Labor Matters
Schedule 3.10             Interests in Real Property
Schedule 3.14             Taxes
Schedule 3.16             Intellectual Property
Schedule 3.17             Registration Rights


                                    EXHIBITS
                                    --------

Exhibit A                 Registration Rights Agreement
Exhibit B                 Stockholders Agreement
Exhibit C                 Certificate of Designation - Series A Preferred Stock
Exhibit D                 Certificate of Designation - Series B Preferred Stock
Exhibit E                 Opinion of Latham & Watkins